INDEPENDENT CONTRACTOR AGREEMENT
                        --------------------------------


         THIS AGREEMENT is dated as of the 25th day of May, 2000, by and among Peter J. Salzano, an adult individual (hereinafter referred to as "Contractor") and Voice & Data Communications (Latin America), Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to a Merger Agreement by and among VDC Communications, Inc. ("VDC"), the Company, Rare Telephony, Inc., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and the holders of all of the outstanding shares of common stock of Rare Telephony (the "Rare Telephony Shareholders"), dated May 25, 2000, as the same may be amended, (the "Merger Agreement"), Rare Telephony will be merging with and into the Company (the "Merger") for shares of common stock of VDC (the "Shares");

         WHEREAS, in connection with the Merger, VDC, the Company, the Rare Telephony Shareholders, and Buchanan Ingersoll Professional Corporation entered into an Escrow Agreement, dated May 25, 2000 (the "Escrow Agreement");

         WHEREAS, prior to the execution o f this Agreement, the Contractor was a contractor of Rare Telephony or one of it subsidiaries; and

         WHEREAS, the terms of the Merger Agreement provide for the execution of this Agreement.

         NOW, THEREFORE, in consideration of the recitals and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.       Term, Duties and Acceptance.
         ----------------------------

         (a) Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth herein, and the Contractor hereby accepts such engagement. The Company hereby engages the Contractor to provide the following services, among others, on a monthly basis to the Company and, at the request of the Company's Board of Directors (the "Board" or "Board of Directors"), its subsidiaries, upon the terms and conditions herein:

                  (1) Assist in debugging the web site (the "Free Site") for Free dot Calling.com, Inc. ("Free");

                  (2)      Provide editing, marketing  consulting,   design  and
implementation recommendations for the Free Site;

                  (3) Ensure that the Free Site is functioning properly from a customer acquisition and satisfaction standpoint;

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                  (4)      Review  the  work  performed  by outside  programmers
from a non-technical users standpoint to check all links;

                  (5) Work with Company staff and web site development engineers to order corrections when approved by management;

                  (6) Ensure that the Free Site has a method of ascertaining and recording how a customer at the Free Site was referred to or became aware of the Free Site in a neutral and unbiased manner so as not to suggest or direct the customer to a particular answer; and

                  (7)      Once  the   Free  Site  is   operating  successfully,
Contractor will continue to work to improve the web site's content and create and maintain an attractive and "sticky" web site for customers.

         (b) The Contractor hereby agrees that any and all business opportunities which are similar to or in competition with the Business of the Company (as such term is used and defined in Section 5(b) below) and are available as of the Effective Time (as defined below) or become available to the Contractor during the Engagement Period (as defined below) shall automatically become the sole property of the Company without any obligation of the Company to compensate or otherwise pay the Contractor for such opportunities. The Contractor further agrees that any and all inventions, discoveries, developments and innovations conceived by the Contractor during the Engagement Period relative to the duties under this Agreement shall be the exclusive property of the Company; and the Contractor hereby assigns all right, title, and interest in the same to the Company.

         (c) This engagement shall commence, and this Agreement shall become effective, upon the Effective Time (as defined in the Merger Agreement) and shall end on the third anniversary of the Effective Time, unless sooner terminated as provided herein. The "Effective Time" of the Merger for purposes of this Agreement shall be the Effective Time indicated on an Effective Time Certificate executed by VDC at the closing of the Merger.

         (d) Contractor shall devote his best efforts, energy and skill to such engagement.

         (e) Without the prior written permission of the Board of Directors, the Contractor shall not enter into agreements, execute instruments, contractually bind, or incur expenses on behalf of the Company or its subsidiaries. Without the prior written permission of the Board of Directors, Contractor shall not represent to any individual or entity that he is an officer or authorized representative of VDC or any subsidiary or affiliate thereof.

2.       Commission and Expense Reimbursement.
         -------------------------------------

         (a) For the Contractor duly rendering his services to the Company and its subsidiaries pursuant to the terms of this Agreement, the Company shall pay to the Contractor a commission on the terms and conditions set forth on Exhibit "A" hereto and incorporated herein by reference (the "Commission"). No taxes will be deducted from the Contractor's Commission. At year end, the Company will file a 1099 Form with the IRS indicating the amount paid to Contractor during the year. The Company shall not be responsible for withholding taxes with respect to the Contractor's Commission hereunder. Because the

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Contractor will be serving as an independent contractor, the Contractor shall be solely responsible for and shall indemnify the Company and all of its subsidiaries and affiliates against all employment taxes, if any, including, but not limited to social security taxes, unemployment taxes, and withholding taxes, arising out of his service to the Company or its subsidiaries.

         (b) The Company will pay or reimburse Contractor for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement and pre-approved by the Company in writing. Contractor shall keep detailed and accurate records of expenses incurred in connection with the performance of his services hereunder and reimbursement therefor.

3.       Certain  Benefits.   The  Contractor  shall  have  no claim against the
         ------------------
Company or its subsidiaries or affiliates hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

4.       Termination.
         ------------

         (a)      Termination  by  Company  for  "Cause".   In  addition  to any
                  ---------------------------------------
other remedies which the Company may have at law, in equity, or otherwise, if Contractor engages in (i) fraud, (ii) embezzlement, (iii) any other crime involving moral turpitude, (iv) gross or willful neglect of duty, (v) material breach of any of the provisions of this Agreement, on his part to be performed (including material breach of the representations and warranties of Section 15),
(vi) such conduct as results or as is reasonably likely to result in damage to the reputation of the Company, or any of the subsidiaries or affiliates of the Company, (vii) the theft, misuse, or wrongful disclosure of confidential customer information (including, without limitation, bank account or credit card numbers); or (viii) if Contractor declines to follow any significant instruction adopted by the Board of Directors of the Company or given by the Company's Chief Executive Officer or President in writing, and communicated to Contractor in writing, the Company may at any time thereafter terminate Contractor's engagement hereunder by written notice to him, effective immediately and the date of the notice shall be the termination date. Any such termination shall be deemed to be termination for "cause", for purposes of this Agreement, the Escrow Agreement, and all other documents referencing a for "cause" termination in this Agreement.

         Notwithstanding the foregoing, in the event that the basis for the for "cause" termination is the reason set forth in subsection (iv), (v), or (viii) above, then prior to the termination, Contractor shall first be given written notice of the facts or circumstances constituting the determination of "cause" and up to fifteen (15) calendar days to cure, rectify or reverse such facts or circumstances. If, in the sole discretion of the Board of Directors, the presence of the Contractor in the Company's offices during this cure period would be disruptive to the Company's operations or the operations of its subsidiaries or would potentially result in the misappropriation or misuse of Confidential Information (as defined below), then the opportunity to cure shall take place outside of the Company's offices. If the Contractor is permitted in the Company's offices during the cure period and the Contractor disrupts the Company's operations or the operations of its subsidiaries or misappropriates or misuses Confidential Information then the cure period shall immediately end and the Company may at any time thereafter terminate Contractor's engagement

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

hereunder by written notice to him, effective immediately and the date of the notice shall be the termination date.

         Upon the early termination of Contractor's engagement under this Agreement by the Company for "cause," the Company shall pay to Contractor: (i) an amount equal to Contractor's Commission accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Contractor under this Agreement, and Contractor shall have no further rights under this Agreement. To the extent the final payments referenced in the preceding two sentences are offset as provided for in Section 19, said payments shall be deemed to have been made for purposes of the preceding two sentences. Upon the early termination of Contractor's engagement under this Agreement by the Company for "cause," a percentage of the Shares issued in the name of the Contractor in connection with the Merger (the "Contractor Shares") shall be forfeited and surrendered to VDC for cancellation as set forth in Section 4(e).

         (b)      Termination by Company without  "Cause".    At  any  time, the
                  ----------------------------------------
Company may terminate Contractor's engagement hereunder for any reason or no reason other than for "cause" upon five (5) calendar days written notice to the Contractor. Upon the early termination of the Contractor's engagement under this Agreement by the Company "without cause," the Company shall pay to the
Contractor: (i) an amount equal to the Contractor's Commission accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. To the extent the final payments referenced in the preceding sentence are offset as provided for in Section 19, said payments shall be deemed to have been made for purposes of the preceding sentence. Additionally, as long as the Contractor does not violate either the terms and conditions of this Agreement that survive the termination of the engagement (the "Surviving Terms"), including, without limitation, Section 4(e),
Section 5, Section 6, Section 9, and Section 20, or the terms and conditions of a Covenant Not to Compete in a License Agreement by and between Contractor and Free (the "Email License"), Contractor shall continue to receive the Commission. If Contractor does violate any Surviving Term or the Covenant Not to Compete in the Email License, then the Company's payment of and liability for the Commission, except to the extent earned prior to such violation, shall immediately terminate forever and Contractor shall have no further rights under this Agreement. Notwithstanding the foregoing, if Contractor violates a Surviving Term in Section 5 or the Covenant Not to Compete in the Email License, then the Commission shall only be forfeited if upon notice from the Company, the Contractor does not cease such violation and cause such violation to be ceased within sixty (60) calendar days of the notice from the Company. If Contractor is able to cease such violation and cause such violation to be ceased within sixty
(60) calendar days of the notice from the Company, then Contractor shall continue to receive the Commission; provided, however, that Contractor shall have forever forfeited all Commissions to which he would have been entitled during the term of the violation. If Contractor is unable to cease such violation and cause such violation to be ceased within sixty (60) calendar days of the notice from the Company, then the Commission shall immediately terminate forever and Contractor shall have no further rights under this Agreement. Notwithstanding the forgoing, the Company's obligation to pay Contractor the Commission shall immediately terminate forever if: (1) VDC, the Company, or Free

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has  terminated  or shut down the Free Site for more than thirty  (30)  calendar days; or (2) the Email License is terminated.

         (c)      Death of Contractor.   This  Agreement   shall   automatically
                  --------------------
terminate upon the death of Contractor. Upon the early termination of this Agreement as a result of death, the Company shall pay the Contractor's estate:
(i) an amount equal to the Contractor's Commission accrued through the effective date of termination at the rate in effect at the effective date of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Except as set forth below, upon payment of such amounts, the Company shall have no further obligation to Contractor or his estate under this Agreement, and Contractor and his estate shall have no further rights under this Agreement. To the extent the final payments referenced in the preceding two sentences are offset as provided for in Section 19, said payments shall be deemed to have been made for purposes of the preceding two sentences. In the event that the Contractor dies during the term of the engagement hereunder, then the Company shall pay the Commission to the Contractor's estate for a period of seven (7) years (or such shorter period of time that the Commission would have otherwise been payable to Contractor under the terms of this Agreement) from the date of his death if, and only if, the following three conditions precedent are satisfied: (1) the estate of the Contractor provides the Company's counsel with an original death certificate for the Contractor; (2) the President or CEO of the Company provides a sworn affidavit confirming that to the best of his knowledge the Contractor, prior to his death, had not violated any material term of this Agreement; and (3) in the sixty (60) calendar days following the Contractor's death, counsel for the Company is satisfied that Contractor, prior to his death, had not violated any material term of this Agreement.

         (d)      Termination by Contractor.  At any time after  the  six  month
                  --------------------------
anniversary of the date of this Agreement, the Contractor may terminate his engagement under this Agreement by giving at least thirty (30) calendar days' prior written notice to the Company. Upon the early termination of Contractor's engagement under this Agreement by the Company for "cause," the Company shall pay to Contractor: (i) an amount equal to Contractor's Commission accrued through the effective date of termination at the rate in effect at the time of termination, payable at the time such payment is due; and (ii) any expense reimbursement amounts accrued to the effective date of termination, payable on the effective date of termination. Upon payment of such amounts, the Company shall have no further obligation to Contractor under this Agreement, and Contractor shall have no further rights under this Agreement. To the extent the final payments referenced in the preceding two sentences are offset as provided for in Section 19, said payments shall be deemed to have been made for purposes of the preceding two sentences. Upon the early termination of Contractor's engagement under this Agreement by the Contractor pursuant to this Section, a percentage of the Contractor Shares shall be forfeited and surrendered to VDC for cancellation as set forth in Section 4(e).

         (e)      Forfeiture of Shares.  IF THE  CONTRACTOR  IS  TERMINATED  FOR
                  ---------------------
"CAUSE" (PURSUANT TO SECTION 4(A).),  RESIGNS FROM THIS ENGAGEMENT  (PURSUANT TO
SECTION 4(D)), OR BREACHES A MATERIAL TERM OF THIS AGREEMENT (ANY SUCH EVENT CONSTITUTING A "DEFAULT EVENT"), THEN THE CONTRACTOR SHALL FORFEIT (AND SAID SHARES SHALL BE SURRENDERED TO VDC FOR CANCELLATION) A PERCENTAGE OF THE CONTRACTOR SHARES AS FOLLOWS: (A) 50% IF THE DEFAULT EVENT OCCURS WITHIN THE

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FIRST ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME; (B) 33% IF THE DEFAULT EVENT
OCCURS WITHIN THE SECOND ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME; AND (C) 20% IF THE DEFAULT EVENT OCCURS WITHIN THE THIRD ONE YEAR PERIOD FOLLOWING THE EFFECTIVE TIME. TO THE EXTENT THERE ARE NOT ENOUGH CONTRACTOR SHARES BEING HELD IN ESCROW PURSUANT TO THE ESCROW AGREEMENT TO COVER THE FORFEITURES ABOVE, THEN, WITHIN FIVE (5) CALENDAR DAYS OF RECEIVING NOTICE OF THIS FACT FROM THE COMPANY, THE CONTRACTOR SHALL DELIVER ADDITIONAL VDC SHARES TO VDC FOR CANCELLATION TO COVER ANY SUCH DEFICIENCY. FOR PURPOSES OF THE PERCENTAGE CALCULATIONS ABOVE, ALL FRACTIONS SHALL BE ROUNDED UP. THE CONTRACTOR ACKNOWLEDGES AND AGREES THAT THE FORFEITURE OF SHARES IN ACCORDANCE WITH THIS SECTION IS IN ADDITION TO ANY OTHER REMEDIES WHICH THE COMPANY MAY HAVE AT LAW, IN EQUITY, OR OTHERWISE.

5.       Covenant Not to Compete.
         ------------------------

         (a) The Contractor recognizes and acknowledges: (i) that the execution of this Agreement containing the following Covenant Not to Compete was a condition precedent to the closing of the Merger and the Company would not have consummated said Merger without the same; and (ii) that the Company is placing its confidence and trust in the Contractor. The Contractor, therefore, covenants and agrees that during the Applicable Non-Compete Period (as defined below), the Contractor shall not, either directly or indirectly, without the prior written consent of the Board of Directors: (i) engage in or carry on any business which is similar to or is in competition with the Business of the Company (as such term is used and defined below); (ii) be or become an employee, agent, consultant, representative, director or officer of any person, firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company; (iii) solicit for employment or employ any person employed by the Company (or its subsidiaries) at any time during the 12-month period immediately preceding such solicitation or employment; or (iv) be or become a shareholder, joint venturer, owner (in whole or in part), partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company. Notwithstanding the preceding sentence above, the following shall not be deemed to violate this Section 5:

                           (i)      passive  equity  investments  by  Contractor
of $10,000 or less in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company;

                           (ii)     passive equity  investments by Contractor in
excess of $25,000 in any entity or affiliated group of any entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company, so long as and only to the extent that Contractor has obtained the prior written consent of the Board to make such investments; or

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

                           (iii) an equity  investment  by  Contractor  of up to
0.1% in any publicly traded company which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company.

         (b) As used in this Agreement, the term "Business of the Company" shall include all material business activities in which the Company and its subsidiaries are engaged now which includes, but is not limited to, international and domestic (i.e. in the United States) long distance telecommunications services.

         (c) Contractor hereby recognizes and acknowledges that the existing Business of the Company extends throughout the United States and therefore agrees that the covenants not to compete contained in this Section 5 shall be applicable in and throughout the United States, as well as throughout such additional areas, states or countries in which the Company may be (or has prepared written plans to be) doing business as of the date of termination of the Contractor's engagement hereunder. Contractor further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the Business of the Company and that this Agreement will not prevent him from earning a livelihood and acknowledges that the restrictions contained in this Section 5 constitute reasonable protections for the Company.

         (d) As used in this Section 5, "Applicable Non-Compete Period" shall mean all periods of engagement hereunder and that period of two (2) years following the termination of Contractor's engagement hereunder.

6.       Trade  Secrets  and  Confidential  Information.  Contractor  recognizes
         -----------------------------------------------
and  acknowledges  that  certain  information  including,   without  limitation,
information pertaining to the financial condition of the Company (and/or its affiliates and/or its subsidiaries), its systems, methods of doing business, agreements with customers or suppliers or other aspects of the Business of the Company or which is sufficiently secret to derive economic value from not being disclosed or customer confidential personal information (including, without limitation, credit card and banking account data) ("Confidential Information") may be made available or otherwise come into the possession of the Contractor by reason of his engagement with the Company. Accordingly, the Contractor agrees that he will not at any time disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board of Directors. The Contractor shall, upon termination of his engagement hereunder, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this Section 6, the Contractor's obligations under this
Section 6 shall not, after termination of the Contractor's engagement with the Company, apply to information which has become generally available to the public without any action or omission of the Contractor (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is not authorized to make such disclosure shall be deemed to remain confidential and protectable by the Contractor under this Section 6).

7.       Severability.  The  invalidity  or  unenforceability  of  any  term  of
         -------------
this Agreement shall not affect the validity or enforceability of this Agreement or any of its other terms; in the event that any court or arbitrator of competent jurisdiction determines that the time period and/or scope of any

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paragraph or section of this Agreement is  unenforceably  long or broad,  as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole shall be affected. Rather, the scope of the section shall be revised by the court or arbitrator as little as possible to make the section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein.

8.       Breach.  The  Contractor  hereby   recognizes  and  acknowledges   that
         -------
irreparable injury or damage shall result to the Company in the event of a breach or threatened breach by the Contractor of any of the terms of provisions
Section 5 or 6 hereunder, and the Contractor therefore agrees that the Company shall be entitled to an injunction (without posting bond) restraining Contractor from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law, in equity, or otherwise for breach or threatened breach of this Agreement, including but not limited to, the recovery of damages from the Contractor and the termination of his engagement with the Company in accordance with the terms and provisions of this Agreement.


9.       Arbitration
         -----------

         (a)      Arbitration  Disclosures.  (i)  Arbitration  is usually  final
                  -------------------------
and binding on the parties and subject to only very  limited  review by a court;
(ii) the parties are waiving their right to litigate in court, including their right to a jury trial; (iii) pre-arbitration discovery is generally more limited and different from court proceedings; (iv) any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and (v) a panel of arbitrators might include an arbitrator who is or was affiliated with the telecommunications industry.

         (b)      Arbitration.   All  controversies or  claims arising out of or
                  ------------
relating to this Agreement, or arising out of or relating to the engagement contemplated herein, or the termination thereof, shall be determined by binding arbitration applying the laws of the State of New Jersey and the rules of the American Arbitration Association applicable to the Commercial Panel, except that there shall only be one (1) arbitrator. The arbitration shall be conducted at the Company's offices in Greenwich, Connecticut, or at such other location designated by the Company. The decision of the arbitrator shall be final and binding upon the parties, shall include written findings of law and fact, and judgment may be obtained thereon in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case (except as provided for in Section 4 of the Escrow Agreement). The cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties thereto unless the award otherwise provides (except as provided for in Section 4 of the Escrow Agreement). Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

10.      Remedies Cumulative.   Except as  otherwise expressly  provided herein,
         --------------------
each of the rights and remedies of the parties set forth in this Agreement shall

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be  cumulative  with all other  such  rights and  remedies,  as well as with all rights and remedies of the parties otherwise available at law or in equity.

11.      Counterparts.  This Agreement may be executed in multiple  counterparts
         -------------
each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

12.      Waiver.  The failure of either party at any  time or  times to  require
         -------
performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

13.      Governing Law.   This  Agreement  shall  be governed by the laws of the
         --------------
State of New Jersey without regard to principles of conflict of laws.

14.      Complete  Agreement.  This  Agreement  constitutes   the   complete and
         --------------------
exclusive agreement between the parties hereto which supersedes all proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein. Without limiting the foregoing, the Agreement supersedes and renders null and void any contractor or consulting agreement the Contractor had with Rare Telephony or its subsidiaries (or all of their predecessors) prior to the Merger and a letter agreement among VDC, Contractor, and Network Consulting Group, Inc., dated May 17, 2000. Notwithstanding the foregoing, this Agreement shall not supersede or render null or void the Merger Agreement or the Schedules or Exhibits thereto, the Escrow Agreement, or the Email License.

15.      Warranties.  The  Contractor represents, warrants, covenants and agrees
         -----------
that:

         (a) The Contractor has a right to enter into this Agreement, that he is not a party to any agreement or understanding whether or not written which would prohibit or restrict his performance of his obligations under this Agreement and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using; and

         (b) The Contractor has had an opportunity to consult with an attorney, and such other experts or consultants as he deemed necessary or prudent, regarding this Agreement and the Contractor has read and understands this Agreement.

Each representation and warranty of Contractor shall survive the execution of this Agreement and shall continue throughout the term of this Agreement. The right to any remedy based on such representations and warranties will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.

16.      Notice.   All notices,  requests,  instructions,   consents  and  other
         -------
communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid.

17.      Assignment. This Agreement shall inure to the benefit of and be binding
         -----------
upon the Company, its successors and assigns. This Agreement may not be assigned by Contractor without the written consent of the Company. This Agreement may be assigned by the Company and the execution of this Agreement by the Contractor shall be deemed a consent to such assignment.

18.      Material Provisions; Survival of Certain Terms.  The following sections
         -----------------------------------------------
(including all subsections thereto) of the Agreement, without limitation, shall be deemed material: Section 1, Section 2, Section 4(e), Section 5, Section 6,
Section 9, Section 13, and Section 20. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the termination of this Agreement shall so survive the termination of this Agreement, including, without limitation, the following sections (including all subsections thereto): Section 4(e), Section 5, Section 6, Section 9, Section 13,
Section 20, and Section 21.

19.      Payment Offsets.   The  Company  shall  be  entitled to deduct from any
         ----------------
payment due to Contractor under this Agreement any payments or amounts owed to the Company or any of its subsidiaries or affiliates (including, without limitation, VDC) from the Contractor or Network Consulting Group, Inc.

20.      Statement.   Within  ten  (10)  calendar  days  of receipt of a written
         ----------
request from the Board of Directors, the Contractor shall provide the Board of Directors with a statement (sworn to by the Contractor before a Notary Public and signed by said Notary Public and the Contractor) that, as of the date of said statement, the Contractor has complied with all material terms of this Agreement. This provision shall expire two (2) years following the termination of this Agreement.

21.      Limitation of Damages.   TO  THE  FULLEST  EXTENT PERMITTED BY LAW, THE
         ----------------------
COMPANY SHALL NOT BE LIABLE TO THE CONTRACTOR OR ANY OTHER PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER, EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

22.      Rule of Construction; Pronouns.  No  rule  of  construction   requiring
         -------------------------------
interpretation against the drafting party shall apply to the interpretation of this Agreement. Whenever the context of this Agreement may require, any pronoun will include the corresponding masculine, feminine and neuter form, and the singular form of nouns and pronouns will include the plural.

23.      Recitals.   The  recitals  to  this  Agreement  constitute part of this
         ---------
Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

ATTEST:                           Voice & Data Communications
                                  (Latin America), Inc.

/s/ Clay Moran
---------------------------
Signature                         By:      /s/ Frederick A. Moran
                                     -------------------------------------------
                                     Frederick A. Moran, Chief Executive Officer


Clay Moran
---------------------------
Print Name


WITNESS:                          CONTRACTOR:


/s/ Louis D. Frost                /s/ Peter J. Salzano
---------------------------       ----------------------------------------------
Signature                         Peter J. Salzano


Louis D. Frost
---------------------------
Print Name

                                   EXHIBIT "A"



                                       12